UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       April 30, 2013

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2013, Donald Oresman and Leonard L. Silverstein, members of the Board of Directors of Movado Group, Inc. (the “Company”), each notified the Company of his intention not to stand for re-election as a Director at the Company’s 2013 annual meeting of shareholders.  Mr. Oresman served on the Audit Committee and the Compensation Committee.  Mr. Silverstein served on the Compensation Committee and the Nominating/Corporate Governance Committee. New members of such committees to replace Messrs. Oresman and Silverstein will be drawn from amongst the Company’s existing Directors.

“We are deeply grateful to both Mr. Oresman and Mr. Silverstein for their long and invaluable service to the Company,” said Efraim Grinberg, Chairman of the Board of Directors of the Company. “Their wise counsel and insight provided to the Company over the course of several decades have been instrumental to our success. Following our forthcoming annual shareholders meeting, each of them will be honored by the Company with the title ‘Director Emeritus’.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 1, 2013

MOVADO GROUP, INC.

By:	/s/ Timothy F. Michno
Name: Timothy F. Michno
Title: General Counsel